Consent of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
AllianceBernstein Growth and Income Fund, Inc.
AllianceBernstein Utility Income Fund, Inc.
and
AllianceBernstein Balanced Shares Fund, Inc.:

We consent to the use of our reports, incorporated herein by reference, dated December 20, 2007, for the AllianceBernstein Growth and Income Fund, Inc., as of October 31, 2007 and, dated January 25, 2008, for the AllianceBernstein Utility Income Fund, Inc. and AllianceBernstein Balanced Shares Fund, Inc. as of November 30, 2007. We also consent to the references to our firm under the headings "Financial highlights" in the Prospectuses and "SHAREHOLDER SERVICES - Statements and Reports", "GENERAL INFORMATION - Independent Registered Public Accounting Firm", and "FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statements of Additional Information.



                                                        /s/  KPMG LLP



New York, New York
February 26, 2008